BOARDWALK MORTGAGE SECURITIES INC.

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Grazer as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Boardwalk Mortgage Securities Inc.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Boardwalk Mortgage Securities Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



      SIGNATURE                CAPACITY                          DATE
----------------------- ----------------------------------- -------------------

/s/ Adam J. Bass        Director and President              December 13, 2004
----------------------- (Principal Executive Officer)
Adam J. Bass

/s/ John P. Grazer      Director and Treasurer              December 13, 2004
----------------------- (Principal Financial and Principal
John P. Grazer          Accounting Officer)

/s/ Andrew L. Stidd     Director                            December 13, 2004
-----------------------
Andrew L. Stidd